CHINAGROWTH SOUTH ACQUISITION CORP.

                            SELECTED DEALER AGREEMENT

Ladies and Gentlemen:

         Morgan Joseph & Co., Inc. ("MORGAN JOSEPH") is acting as the representative of the underwriters (the "UNDERWRITERS") in a firm commitment, underwritten offering (the "OFFERING") to sell 4,500,000 units (the "Units")(1) of ChinaGrowth South Acquisition Corp., a Cayman Islands corporation (the "COMPANY") as described in the prospectus for the Offering (the "PROSPECTUS"). Morgan Joseph is hereby inviting the entity signatory hereto (the "SELECTED DEALER"), subject to the other terms and conditions set forth herein and in the Prospectus, to act as a selected dealer in connection with the Offering, and by executing this Selected Dealer Agreement (this "AGREEMENT"), Morgan Joseph hereby approves such signatory as a Selected Dealer in connection with the Offering.

         1. This Agreement shall be effective when the registration statement relating to the Units (and including the Prospectus) (the "REGISTRATION STATEMENT") filed by the Company under the Securities Act of 1933, as amended (the "ACT"), has become effective with the Securities and Exchange Commission. The terms of the Offering and the Selected Dealer's participation therein are as follows:

Authorized Public Offering Price:         $8.00 per Unit.

Selected Dealers' Selling Concession:     Not to exceed $______ per Unit payable
                                          upon  termination  of this  Agreement,
                                          except  as  provided   below.   Morgan
                                          Joseph  reserves  the right not to pay
                                          such  concessions  on any of the Units
                                          purchased by the Selected  Dealer from
                                          Morgan  Joseph  and   repurchased   by
                                          Morgan  Joseph  at or below  the price
                                          stated    above    prior    to    such
                                          termination.

Reallowance:                              The Selected Dealer may reallow not in
                                          excess  of  $______   per  Unit  as  a
                                          selling  concession to dealers who are
                                          members in good  standing  of National
                                          Association  of  Securities   Dealers,
                                          Inc.   (the   "NASD")  or  to  foreign
                                          dealers  who  are  not   eligible  for
                                          membership  in the  NASD  and who have
                                          agreed:  (i)  not to  sell  the  Units
                                          within the United  States of  America,
                                          its  territories  or possessions or to
                                          persons  who are  citizens  thereof or
                                          residents  therein,  and (ii) to abide
                                          by the applicable Conduct Rules of the
                                          NASD.

----------
(1) Plus the over-allotment option available to the Underwriters to purchase up to an additional 675,000 Units.

Delivery and Payment:                     Delivery of the Units shall be made on
                                          or  about  January  __,  2007  or such
                                          later date as Morgan Joseph may advise
                                          on not less than one  day's  notice to
                                          the   Selected   Dealer,   at   Morgan
                                          Joseph's  principal  office located at
                                          600  Fifth  Avenue,  19th  Floor,  New
                                          York,  New York 10020 or at such other
                                          place as Morgan  Joseph  may advise on
                                          not less than one day's  notice to the
                                          Selected Dealer. Payment for the Units
                                          is to be made,  against  delivery,  at
                                          the authorized  public  offering price
                                          stated  above,  or, if  Morgan  Joseph
                                          shall  so  advise,  at the  authorized
                                          public   offering   price   less   the
                                          dealers'  selling   concession  stated
                                          above, by a certified or official bank
                                          check in New York Clearing House Funds
                                          or  wire   transfer   of   immediately
                                          available  funds  payable to the order
                                          of Morgan Joseph & Co., Inc..

Termination:                              This Agreement  shall terminate at the
                                          close  of  business  on the  45th  day
                                          following  the  effective  date of the
                                          Registration  Statement  (of which the
                                          enclosed  Prospectus  forms  a  part),
                                          unless  extended  at  Morgan  Joseph's
                                          discretion for a period or periods not
                                          to   exceed   in  the   aggregate   30
                                          additional  days.  Morgan  Joseph  may
                                          terminate this  Agreement,  whether or
                                          not extended,  at any time and for any
                                          reason,  without notice.  In addition,
                                          this  Agreement  shall   automatically
                                          terminate if the Selected Dealer:  (a)
                                          ceases to be a member in good standing
                                          of the NASD,  (b)  becomes  subject to
                                          NASD   suspension,   or  (c)  has  its
                                          registration as a broker-dealer  under
                                          the  Securities  Exchange Act of 1934,
                                          as  amended  (the  "EXCHANGE  ACT") is
                                          terminated    or    suspended.    Upon
                                          termination,     all     rights    and
                                          obligations under this Agreement shall
                                          cease,  except rights and  obligations
                                          accrued or  unsatisfied at the date of
                                          termination.

         2. Any of the Units purchased by the Selected Dealer hereunder are to be offered by the Selected Dealer to the public at the public offering price, except as herein otherwise provided and except that a reallowance from such public offering prices not in excess of the amount set forth on the first page of this Agreement may be allowed as consideration for services rendered in distribution to dealers that: (a) are actually engaged in the investment banking or securities business; (b) execute the written agreement prescribed by Rule 2740 of the NASD Conduct Rules; and (c) are either members in good standing of the NASD or foreign banks, dealers or institutions not eligible for membership in the NASD that represent to the Selected Dealer that they will promptly reoffer such Units at the public offering price and will abide by the conditions set forth in paragraph 8 below.

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

         3. By its signature hereto, the Selected Dealer agrees that: (a) upon effectiveness of the Registration Statement and receipt of the Prospectus, to take up and pay for the number of Units allotted and confirmed to the Selected Dealer by Morgan Joseph, (b) not to use any of the Units to reduce or cover any short position of the Selected Dealer, (c) upon Morgan Joseph's request, to advise Morgan Joseph of the number of Units purchased from Morgan Joseph remaining unsold by the Selected Dealer and to resell to Morgan Joseph any or all of such unsold Units at the public offering prices stated above, less all or such part of the concession allowed the Selected Dealer as Morgan Joseph may determine, and (d) to make available a copy of the Prospectus to all persons who on behalf of the Selected Dealer will solicit orders for the Units prior to the making of such solicitations by such persons. If, prior to the later of: (i) the termination of this Agreement, or (ii) the covering by Morgan Joseph of any short position created by Morgan Joseph in connection with the Offering for its account or the account of one or more Underwriters, Morgan Joseph purchases or contract to purchase for its account or the account of one or more Underwriters in the open market or otherwise any Units purchased by the Selected Dealer under this Agreement as part of the Offering, the Selected Dealer agrees to pay Morgan Joseph, on demand, for the account of the Underwriters, an amount equal to the concession with respect to such Units (unless the Selected Dealer shall have purchased such Units at the public offering price and has not received or been credited with any concession, in which case Morgan Joseph shall not be obligated to pay such concession to the Selected Dealer pursuant to this Agreement) plus transfer taxes, broker's commissions or dealer's mark ups and accrued interest or dividends, if any, paid in connection with such purchase or contract to purchase.

         4. As contemplated by Rule 15c2-8 under the Exchange, Morgan Joseph agrees to mail a copy of the Prospectus to any person making a written request therefor during the period referred to in the rules and regulations adopted under the Exchange Act, the mailing to be made to the address given in the request. The Selected Dealer confirms that it has received and reviewed the Prospectus and delivered all preliminary prospectuses and revised preliminary prospectuses, if any, required to be delivered under the provisions of Rule 15c2-8 and agrees to deliver all copies of the Prospectus required to be delivered thereunder. The Selected Dealer acknowledges that Morgan Joseph has heretofore delivered to the Selected Dealer such preliminary prospectuses as have been required by the Selected Dealer, receipt of which is hereby acknowledged, and will deliver reasonable quantities of additional prospectuses (any supplements or amendments thereto) as may be reasonably requested by the Selected Dealer.

         5. The Selected Dealer agrees that until termination of this Agreement, the Selected Dealer will not make purchases or sales of the Units except: (a) pursuant to this Agreement, (b) pursuant to written authorization received from Morgan Joseph, or (c) in the ordinary course of business as broker or agent for a customer pursuant to any unsolicited order. The Selected Dealer agrees, that, in purchasing Units, the Selected Dealer will rely upon no statement whatsoever, written or oral, other than the statements in the Prospectus. The Selected Dealer acknowledges that it is not authorized to give any information or to make any representations other than those contained in the Prospectus or any supplements or amendments thereto.


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

         6. The Units are offered by Morgan Joseph for delivery when, as and if sold to, and accepted by, Morgan Joseph and subject to the terms herein and in the Prospectus or any supplements or amendments thereto, to Morgan Joseph's right to vary the concessions and terms of the Offering after their release for public sale, to approval of counsel as to legal matters and to withdrawal, cancellation or modification of the offer without notice.

         7. Upon written application to Morgan Joseph, the Selected Dealer shall be informed as to the jurisdictions under the securities or blue sky laws of which Morgan Joseph believes the Units are eligible for sale, but Morgan Joseph assumes no responsibility as to such eligibility or the right of the Selected Dealer or any other selected dealers in the Offering to sell any of the Units in any jurisdiction. Upon the completion of the Offering, the Selected Dealer agrees to promptly furnish to Morgan Joseph, upon request, territorial distribution reports setting forth each jurisdiction in which sales of the Units were made by the Selected Dealer, the number of Units sold in such jurisdiction, and any further information Morgan Joseph may request in order to permit Morgan Joseph to file on a timely basis any report that Morgan Joseph, as the representative of the Underwriters or manager of the selected dealers in the Offering, may be required to file pursuant to the securities or blue sky laws of any jurisdiction.

         8. By its signature hereto, as a condition of the approval by Morgan Joseph of the Selected Dealer as such, the Selected Dealer confirms that it is either: (a) a member in good standing of the NASD and that it is currently registered as a dealer under the Exchange Act or (b) a foreign dealer that has agreed: (i) not to sell the Units within the United States of America, its territories or possessions or to persons who are citizens thereof or residents therein, and (ii) to abide by the applicable Conduct Rules of the NASD. The Selected Dealer hereby agrees to comply with the provisions of Rule 2810 of the Rules of Fair Practice of the NASD. In addition, the Selected Dealer hereby agrees to comply with the provisions of Rules 2710, 2420, 2730, 2740 and 2750 of the Rules of Fair Practice of the NASD to the extent such sections are applicable to the Selected Dealer's activities in connection with the Offering. Furthermore, the Selected Dealer agrees that in selling Units (which agreement shall also be for the benefit of the Company), the Selected Dealer will comply with all applicable federal, state and foreign laws, rules and regulations, including, without limitation, the applicable provisions of the Act and the Exchange Act, the applicable rules and regulations of the Securities and Exchange Commission thereunder, the applicable rules and regulations any securities exchange or other regulatory authority having jurisdiction over the Offering and all laws, rules and regulations relating to money laundering and related compliance matters.

         9. The Selected Dealer agrees that it shall act solely as an independent contractor under this Agreement. Nothing herein shall be deemed to create any partnership, joint venture or other association or entity between Morgan Joseph and the Selected Dealers or among the Selected Dealers; provided, however, that the Selected Dealer agrees, notwithstanding any prior settlement of accounts or termination of this Agreement, to bear its proper proportion of any tax or other liability based upon the claim that the selected dealers in the Offering constitute a partnership, joint venture or other association or entity and a like share of any expenses of resisting any such claim.

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

         10. Morgan Joseph shall be the managing underwriter of the Offering and the manager of all of the selected dealers of the Offering (including the Selected Dealer) and shall have full authority to take such action as it may deem advisable in respect of all matters pertaining to the Offering or such selected dealers or any one of them. Except as expressly stated herein, or as may arise under the Act, Morgan Joseph shall be under no liability to the Selected Dealer as such for, or in respect of: (i) the validity or value of the Units, (ii) the form of, or the statements contained in, the Prospectus, the Registration Statement of which the Prospectus forms a part, any supplements or amendments to the Prospectus or such Registration Statement, any preliminary prospectus, any instruments executed by, or obtained or any supplemental sales data or other letters from, the Company, or others, (iii) the form or validity of the any underwriting agreement entered into in connection with the Offering, or this Agreement, (iv) the eligibility of any of the Units for sale under the laws of any jurisdiction, (v) the delivery of the Units, (vi) the performance by the Company or others of any agreement on its or their part, or (vii) any matter in connection with any of the foregoing.

         11. If, for federal income tax purposes, should the Selected Dealer and Morgan Joseph (together or with others), be deemed to constitute a partnership, then the Selected Dealer elects to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986, as amended, and the Selected Dealer agrees not to take any position inconsistent with such election. The Selected Dealer authorizes Morgan Joseph, in its sole discretion, to execute and file on the Selected Dealer's behalf, such evidence of such election as may be required by the Internal Revenue Service.

         12. All communications from the Selected Dealer shall be addressed to Morgan Joseph Group LLC, 600 Fifth Avenue, 19th Floor, New York, New York 10020,
Attention: T. Corby Hocker. Any notice from Morgan Joseph to the Selected Dealer shall be deemed to have been fully authorized by the Underwriters and to have been duly given if mailed or sent by confirmed facsimile transmittal to the Selected Dealer at the address to which this Agreement is initial sent. This Agreement shall be construed in accordance with the laws of the State of New York without giving effect to conflict of laws. Delivery of a signed counterpart of this Agreement by fax or email/.pdf transmission shall constitute valid and sufficient delivery thereof. Time is of the essence in this Agreement.



                            [Signature Page Follows]

         If you desire to become a Selected Dealer, please advise us to that effect immediately and sign and return to us the enclosed counterpart of this letter.

                                         Very truly yours,

                                         MORGAN JOSEPH GROUP LLC



                                         By:__________________________
                                            Name:
                                            Title:

         We agree to act as a Selected Dealer in connection with the Offering on the terms specified above.

Dated: January __, 2007


                                         ----------------------------------
                                         (Selected Dealer)



                                         -----------------------------------
                                         (Signature)



                                         ----------------------------------
                                         (Print Signatory's Title)



          [Signature Page to ChinaGrowth South Acquisition Corporation.
                           Selected Dealer Agreement]





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